EXHIBIT 10.57

OPTION GRANT AGREEMENT

THIS OPTION GRANT AGREEMENT, made as of the 15th day of July, 2005 between TJ Chemical Holdings LLC (the “Company”) and Kevin Fogarty (the “Participant”).

WHEREAS, the Company has adopted and maintains the TJ Chemical Holdings LLC 2004 Option Plan (the “Plan”) to promote the interests of the Company and the Holders of Membership Units in the Company by providing key employees, consultants, members and service providers of the Company and its affiliates with an appropriate incentive to encourage them to continue in the employ or service and to improve the growth and profitability of the Company and its affiliates;

WHEREAS, the Plan provides for the Grant to Participants of non-qualified Options to purchase Membership Unit(s) in the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a non-qualified option (the “Option”) with respect to 1,250,000 Membership Unit(s) in the Company.

2. Grant Date. The Grant Date of the Option hereby granted is July 15, 2005.

3. Vesting Commencement Date. The Vesting Commencement Date of the Option hereby granted is June 15, 2005.

4. Incorporation of Plan. All terms, conditions and restrictions of the Plan and the LLC Agreement are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan or the LLC Agreement and this Option Grant Agreement, the terms and conditions of this Option Grant Agreement, as interpreted by the Committee in its sole discretion, shall govern, unless explicitly provided to the contrary in the Plan or this Option Grant Agreement. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

5. Exercise Price. The exercise price per Membership Unit underlying the Option granted hereby is $1.00.

6. Vesting Date. The Option shall become exercisable as follows: twenty percent (20%) of the Membership Unit(s) (rounded down to the nearest Membership Unit) underlying the Option shall become exercisable on each of the first five anniversaries of the Vesting Commencement Date; provided that the Participant remains employed with the Company or any of its affiliates on each such anniversary; and provided further that notwithstanding the foregoing, if within the two-year period following a Change in Control the Participant’s Services are terminated by the Company or its affiliate without Cause or by the Participant for Good Reason, the unvested portion of the Option shall become immediately vested as of the effective date of the termination of such Participant’s Services. For purposes of this Option Grant Agreement, the definition of

Good Reason contained in the Plan shall govern the Participant’s rights during the two-year period following a Change in Control, without regard to that definition’s reference to the Participant’s employment agreement.

7. Expiration Date. The Option or such portion thereof that has not yet become exercisable on the date the Participant’s Services are terminated for any reason shall expire on such date. The Option or such portion thereof that has become exercisable on or before the date the Participant’s Services are terminated shall expire on the earlier of (a) the commencement of business on the date the Participant’s Services are terminated for Cause; (b) 90 calendar days after the date the Participant’s Services are terminated for any reason other than Cause, death or Disability; (c) one year after the date the Participant’s Services are terminated by reason of death or Disability; or (d) the 10th anniversary of the Grant Date.

8. Limitations on Transfer of Membership Units; Termination of Employment. The Participant acknowledges that upon becoming a member of the Company, the Participant will be subject to all the terms and conditions provided in the LLC Agreement. Notwithstanding anything herein or the LLC Agreement to the contrary, the Participant shall not sell or transfer any Membership Unit acquired pursuant to the exercise of an Option, except (i) to the Participant’s beneficiaries or estate upon the Participant’s death, (ii) upon consent of the Committee, (iii) pursuant to Sections 6.03, 6.04, 6.06 of the LLC Agreement, or (iv) if such sale or transfer occurs following the date set forth in Section 6.07 of the LLC Agreement.

In the event of a termination of a Participant’s Services, the Company shall have the right to purchase the Participant’s Membership Units acquired pursuant to the Options in accordance with Section 6.06 of the LLC Agreement. Any Membership Units acquired pursuant to the exercise of the Options shall be subject to certain Tag-Along and Drag-Along rights in accordance with Article VI of the LLC Agreement.

9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Option Grant Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Option Grant Agreement, or any waiver on the part of any party or any provisions or conditions of this Option Grant Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10. Limitation on Transfer of Options. Except as set forth in this Section 10, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan and this Option Grant Agreement; provided that notwithstanding such assignment, if the events or dates set forth in Sections 6 and 7 of the Option Grant Agreement occur with respect to the Participant, the Option shall not vest or expire at the times set forth in Sections 6 and 7 hereof; provided further that upon such assignment in accordance with this Section 10, all references in the Plan and Option Grant Agreement except for Sections 6 and 7 of the Option Grant Agreement (and any other provision of Services with the Company or its affiliates (or the termination thereof)) shall be deemed to be replaced by a reference to the Transferee of the Option.

11. Indemnification. The Participant agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Company and any director, officer, or employee thereof against any and all losses, liabilities, claims, damages, and expenses of any nature whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) (collectively, “Losses”) arising out of or based upon any breach or failure by the Participant to comply with his obligations made herein. This Section 11 shall survive any termination or execution of this Option Grant Agreement.

12. Representations.

12.1 Participant Representations. In addition to any representations made by the Participant in the LLC Agreement, the Participant hereby represents and warrants to the Company that: (a) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (b) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (c) the Participant is aware that the LLC Agreement provides significant restrictions on the ability of a Participant to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the Membership Units; (d) the Participant has duly executed and delivered this Option Grant Agreement; and (e) the Participant’s authorization, execution, delivery, and performance of this Option Grant Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

12.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 12.1 of this Option Grant Agreement are true and correct as of the date hereof and will be true and correct on any Exercise Date.

13. Integration. This Option Grant Agreement, and the other documents referred to herein or delivered pursuant hereto (including, without limitation, the LLC Agreement) which form a part hereof contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Option Grant Agreement, the Plan and the LLC Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

14. Counterparts. This Option Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15. Governing Law. This Option Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

16. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and the LLC Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Option Grant Agreement and the Option shall be final and conclusive.

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IN WITNESS WHEREOF, the Company has caused this Option Grant Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Option Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Option Grant Agreement, the Plan, and the LLC Agreement as of the day and year first written above.

TJ CHEMICAL HOLDINGS LLC

/s/ David Spuria
By: David Spuria
Title: Vice President

KEVIN FOGARTY

/s/ Kevin Fogarty

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